UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 23, 2010

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of WD-40 Company (the “Company”) approved a correcting amendment to the form of Performance Share Unit (“PSU”) Award Agreement (the “Agreement”) described in the Company’s Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on December 10, 2009 and as attached as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on January 11, 2010. As previously disclosed, PSUs were awarded on December 7, 2009 to the named executive officers (the “NEOs”) in the Summary Compensation Table of the Company’s Proxy Statement filed with the SEC on October 28, 2009 with respect to the Company’s annual meeting of stockholders held on December 8, 2009.

As disclosed in the Company’s Report on Form 8-K filed with the SEC on December 10, 2009, one of the two equally weighted performance measures for the PSUs awarded to the NEOs is “Aggregate Revenue Growth”. The form of Agreement for the equity awards granted to the NEOs has been corrected to define Aggregate Revenue Growth, consistent with the Committee’s intention at the time the Agreement was approved, as the annual percentage growth in world-wide consolidated net sales for the 2nd fiscal year of the two fiscal year measurement period (defined in the Agreement as the “Measurement Year”) as compared to the world-wide consolidated net sales for the fiscal year immediately preceding the two fiscal year performance period (defined in the Agreement as the “Base Year”). For purposes of the December 7, 2009 award of PSUs to the NEOs, the Measurement Year will be the Company’s fiscal year ending August 31, 2011 and the Base Year is the Company’s fiscal year ended August 31, 2009.

Attached hereto as Exhibit 99.1 is the corrected form of Agreement approved by the Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	2009 Performance Share Unit Award Agreement, As Amended March 23, 2010

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company (Registrant)

Date: March 26, 2010	/s/ JAY W. REMBOLT
Jay W. Rembolt Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	2009 Performance Share Unit Award Agreement, As Amended March 23, 2010

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